Exhibit 99.1

Applied DNA Sciences Reports
Fiscal First Quarter 2017 Financial Results

Company to Hold Conference Call and Webcast Today at 4:30 PM Eastern Time

STONY BROOK, N.Y., February 9, 2017 - Applied DNA Sciences, Inc. (NASDAQ: APDN) (“Applied DNA”, or "the Company"), a provider of DNA-based supply chain, anti-counterfeiting and anti-theft technology, product genotyping and product authentication solutions, announced financial results for the fiscal 2017 first quarter ended December 31, 2016.

“Our fiscal first quarter results reflect variability in the recognition of our deferred cotton revenue due to the timing of commitments in our textile business that masks an expansion in our base of business over the prior quarter,” stated Dr. James Hayward, president and CEO of Applied DNA. “During the quarter, we shipped SigNature T to mark a new premium cotton varietal and subsequent to quarter end, on-boarded a seventh U.S. gin. We expect commitments for marked cotton utilizing taggant shipped during the fourth fiscal quarter of 2016 to allow for the release of more deferred revenues in the current quarter as well as the remainder of fiscal 2017. We also began to mark synthetic fiber with Techmer for use in the automotive industry and initiated a pilot project in an adjacent market that addresses the issues of dilution and diversion in the fertilizer industry’s supply chain.

First Quarter Financial Highlights:

•	Revenues decreased 32% for the first quarter of fiscal 2017 to $903 thousand, compared with $1.32 million reported in the first quarter of fiscal 2016, and decreased 45% from the $1.64 million reported in the fourth fiscal quarter ended September 30, 2016. The year-over-year decrease in revenue is primarily attributable to a decrease in two government contract awards which both expired last quarter.
•	Total operating expenses were $4.6 million, compared with $4.1 million in the prior year’s quarter, an increase of approximately $460 thousand or 11%. The increase in year-over-year total operating expenses is primarily attributable to an increase in SG&A primarily associated with stock option grants offset by decreases in legal and accounting fees, R&D expenses and decreased amortization and depreciation.
•	Net loss for the quarter ended December 31, 2016 was $4.0 million, or $0.16 per share, compared with a net loss of $2.9 million, or $0.13 per share for the quarter ended December 31, 2015 and a net loss of $2.4 million, or $0.10 per share for the quarter ended September 30, 2016.
•	Excluding non-cash expenses, Adjusted EBITDA for the quarter ended December 31, 2016 was negative $2.3 million compared to a negative Adjusted EBITDA of $2.2 million for the same quarter last year and a negative Adjusted EBITDA of $1.7 million in the prior fiscal quarter due mainly to a decrease in revenues. See below for information regarding non-GAAP measures.
•	Cash and cash equivalents as of December 31, 2016 totaled $6.7 million as compared to $4.5 million at September 30, 2016. The increase in cash balances is due primarily to a private placement completed last November 2016 which netted $4.3 million.
•	Net cash used in operating activities in the fiscal first quarter of 2017 was $2.1 million. This compares with $2.7 million the corresponding prior-year period.

“We made steady progress in the quarter to expand our penetration of business verticals with near-term drivers of growth while building our recurring revenue stream,” continued Dr. Hayward. “In the most visible sign of market adoption of SigNature T DNA to date, through one of our partners, we will provide SigNature T DNA to a prominent North American retailer over a multi-year period. This agreement represents the maturing of our cotton business, giving us for the first time revenue certainty on an annual basis beginning with the 2017 ginning season. In our asset marking vertical, the largest auto insurance company in Scandinavia has begun to actively promote our SmartDNA® marking kit to policy holders of a second auto brand. Growing market adoption by these and other key business verticals, we believe, sets the stage for greater and more diversified revenue opportunities.”

Operational Highlights:

•	On January 24, 2017, the Company appointed Former New York Police Department and current K2Intelligence Vice-Chairman Ray Kelly to its Strategic Advisory Board (SAB). At K2Intelligence, Mr. Kelly provides valuable insight into the design and development of tailored enterprise risk solutions and investigates internal and external risks affecting the safety of client assets and the reputation and stability of their key stakeholders. Mr. Kelly’s deep experience in security and law enforcement will help to guide Applied DNA’s efforts in further penetrating its Home Asset Valuables Marking and Cash and Valuable in Transit business verticals.

•	On January 18, 2017, Applied DNA announced the results of a cotton survey conducted by Harris Poll that indicated that consumer buying decisions are increasingly linked to authentic practices promised by brands. The survey shows that 78% of Americans would likely buy brands that showed scientific proof of product claims (100% organic, 100% Pima cotton, etc.) over ones that did not. The findings validate the value proposition of SigNature T DNA mark to eliminate concerns over origin, diversion, any mislabeling, and any counterfeiting that can take place throughout the cotton supply chain. For additional information on the cotton survey, please click here.

•	On January 4, 2017, the Company appointed PepsiCo Vice Chairman and Chief Scientific Officer of Global Research and Development Dr. Mehmood Khan to its SAB. Dr. Khan’s decades of involvement in the global food, beverage and pharmaceutical industries, as well as his depth of scientific innovation experience, are well suited to complement Applied DNA’s penetration of its new vertical markets.

•	On December 14, 2016, Applied DNA announced that it will provide its SigNature T DNA products and services platform to empower textile supply chain security for one of the largest U.S.-based retailers over an extended multi-year period with established revenue thresholds.

•	On December 7, 2016, the Company announced that revenues from the DNA marking of European luxury automobiles are expected to increase in fiscal 2017 from approximately $500,000 in fiscal 2016. Applied DNA attributes the expected increase to the promotion of its SmartDNA® product by a Scandinavian car manufacturer to its more than one million customers.

Concluded Dr. Hayward, “As growing market awareness converts into adoption, the value proposition of SigNature T DNA has attracted individuals to the Company whose cumulative industry expertise and business acumen can help shape our growth and open new avenues for business development. Dr. Mehmood Khan, vice-chairman of PepsiCo, and Ray Kelly, former Commissioner of the New York Police Department, will add valuable insight into our business strategy as we build our base of business across key verticals. Together with the opportunities ahead of us and the financial resources with which to pursue them, we believe Applied DNA Sciences is well positioned to succeed.”

Fiscal 2017 First Quarter Conference Call Information

The Company will hold a conference call and webcast to discuss its fiscal 2017 first quarter results on Thursday February 9, 2017 at 4:30 PM EST.To participate on the conference call, please follow the instructions below. While every attempt will be made to answer investors’ questions on the Q&A portion of the call, due to the large number of expected participants, not all questions may be answered.

To Participate:

•	Participant Toll Free: 1-844-887-9402
•	Participant Toll: 1-412-317-6798
•	Please ask to be joined to the Applied DNA Sciences earnings call

Live webcast: http://services.choruscall.com/links/apdn170209.html

Replay (available 1 hour following the conclusion of the live call):

•	Participant Toll Free: 1-877-344-7529
•	Participant Toll: 1-412-317-0088

•	Participant Passcode: 10098826
•	Webcast replay: https://services.choruscall.com/ccforms/replay.html

Information about Non-GAAP Financial Measures

As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use this non-GAAP financial measure for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash expenses that may not be indicative of our recurring operating results. We believe this non-GAAP financial measure is useful to investors as it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.

“EBITDA”- is defined as earnings (loss) before interest expense, income tax expense and depreciation and amortization expense.

“Adjusted EBITDA”- is defined as EBITDA adjusted to exclude (i) stock-based compensation and (ii) other non-cash expenses.

About Applied DNA Sciences

We make life real and safe by providing botanical-DNA based security and authentication solutions and services that can help protect products, brands, entire supply chains, and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion. Our patented DNA-based solutions can be used to identify, tag, track, and trace products, to help assure authenticity, traceability and quality of products. SigNature® DNA describes the platform ingredient that is at the heart of a family of uncopyable, security and authentication solutions such as SigNature® T and fiberTyping®, targeted toward textiles and apparel, DNAnet®, for anti-theft and loss prevention, and digitalDNA®, providing powerful track and trace. All provide a forensic chain of evidence, and can be used to prosecute perpetrators. We are also engaged in the large-scale production of specific DNA sequences using the polymerase chain reaction.

Go to adnas.com for more information, events and to learn more about how Applied DNA Sciences makes life real and safe. Our common stock is listed on NASDAQ under the symbol APDN, and our publicly traded warrants are listed on NASDAQ under the symbol APDNW.

Forward Looking Statements

The statements made by APDN in this press release may be “forward-looking” in nature within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements describe APDN’s future plans, projections, strategies and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of APDN. Actual results could differ materially from those projected due to our short operating history, limited financial resources, limited market acceptance, market competition and various other factors detailed from time to time in APDN’s SEC reports and filings, including our Annual Report on Form 10-K filed on December 6, 2016, which is available at www.sec.gov. APDN undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date hereof to reflect the occurrence of unanticipated events, unless otherwise required by law.

Investor contact:Debbie Bailey, 631-240-8817, debbie.bailey@adnas.com

Sanjay M. Hurry, 212-838-3777, LHA, shurry@lhai.com

Media contact: Susan Forman, Dian Griesel Int’l., 212-825-3210,sforman@dgicomm.com web: www.adnas.com

twitter: @APDN

Financial Tables Follow

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCESHEETS

	December 31,	September 30,
	2016	2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$6,701,586	$4,479,274
Accounts receivable, net of allowance of $23,411 and $32,965 at December 31, 2016 and September 30, 2016, respectively	6,156,173	6,374,895
Inventories	323,324	297,759
Prepaid expenses and other current assets	133,230	200,006
Total current assets	13,314,313	11,351,934

Property, plant and equipment-net of accumulated depreciation of $1,363,789 and $1,263,200 at December 31, 2016 and September 30, 2016, respectively	723,790	792,499

Other assets:
Long term accounts receivables	920,000	1,535,000
Deposits	61,626	61,126
Deferred offering costs	-	13,986
Goodwill	285,386	285,386

Intangible assets, net of accumulated amortization of $485,037 and $423,649, as of December 31, 2016 and September 30, 2016, respectively	1,464,512	1,525,900

Total Assets	$16,769,627	$15,565,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$2,201,021	$2,247,341
Deferred revenue	1,791,707	1,837,588
Total current liabilities	3,992,728	4,084,929
Long term accounts payable	127,000	215,500
Long term deferred revenue	468,000	900,000

Total liabilities	4,587,728	5,200,429

Commitments and contingencies

Stockholders’ Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of December 31, 2016 and September 30, 2016	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of as of December 31, 2016 and September 30, 2016	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- issued and outstanding as of December 31, 2016 and September 30, 2016	-	-

Common stock, par value $0.001 per share; 500,000,000 shares authorized; 26,351,483 and 24,078,756 shares issued and outstanding as of December 31, 2016 and September 30, 2016, respectively	26,351	24,079
Additional paid in capital	239,934,320	234,158,711
Accumulated deficit	(227,778,772)	(223,817,388)

Total stockholders’ equity	12,181,899	10,365,402
Total Liabilities and Stockholders’ Equity	$16,769,627	$15,565,831

APPLIED DNA SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
	2016	2015

Revenues:
Product revenues	$704,417	$693,214
Service revenues	198,591	630,900

Total revenues	903,008	1,324,114
Cost of revenues	274,832	184,268

Operating expenses:
Selling, general and administrative	3,900,917	3,169,063
Research and development	518,628	672,965
Depreciation and amortization	161,977	218,346

Total operating expenses	4,581,522	4,060,374

LOSS FROM OPERATIONS	(3,953,346)	(2,920,528)

Other income (expense):
Interest income (expense), net	1,331	2,845
Other income (expense), net	(9,369)	(8,587)

Loss before provision for income taxes	(3,961,384)	(2,926,270)

Provision for income taxes	—	—

NET LOSS	$(3,961,384)	$(2,926,270)

Net loss per share-basic and diluted	$(0.16)	$(0.13)

Weighted average shares outstanding- Basic and diluted	25,427,407	22,542,176

APPLIED DNA SCIENCES, INC.

CALCULATION AND RECONCILIATION OF ADJUSTED EBITDA

	Three Months Ended December 31,
	2016	2015

Net Loss	$(3,961,384)	$(2,926,270)

Interest (income) expense, net	(1,331)	(2,845)
Depreciation and amortization	161,977	218,346
Stock based compensation expense	1,458,020	455,111
Bad debt expense	5,646	10,000

Total non-cash items	1,624,312	680,612

Consolidated Adjusted EBITDA (loss)	(2,337,072)	(2,245,658)